EXHIBIT 21.1
Subsidiaries of the Registrant
(Global Industries, Ltd.)

NAME	INCORPORATION
Global Divers and Contractors, L.L.C.	Louisiana
Global Pipelines PLUS, L.L.C.	Louisiana
Pipelines, L.L.C.	Louisiana
Global Movible Offshore, L.L.C.	Louisiana
Pelican Transportation, L.L.C.	Louisiana
The Red Adair Co., L.L.C.	Louisiana
Global Industries Offshore, L.L.C.	Louisiana
Global Offshore International, LTD	Cayman Islands
Global International Vessels, Ltd.	Cayman Islands
Norman Offshore Pipelines, L.L.C.	Louisiana
Global Pipelines Plus (Nigeria), Ltd.	Nigeria
Global Offshore, Pty. Ltd.	Australia
Global Industries Asia Pacific Pte, Ltd.	Singapore
Global Industries (B)Sdn. Bhd.	Brunei
PT Global Industries Asia Pacific	Indonesia
Global Asia Pacific Industries, Sdn. Bhd.	Malaysia
Subtec Asia, Limited	Isle of Man
Subtec Marine Services Limited	Cyprus
Subtec Offshore Support, Ltd.Cyprus	Cyprus
Subtec Middle East Limited	Delaware
Subtec National Company, L.L.C.	United Arab Emirates
GIL Holdings, L.L.C.	Louisiana
Global Production Services, L.L.C.	Louisiana
Global Industries Mexico Holdings, S. de R.L. de C.V.	Mexico
Global Vessels Mexico, S. de R.L.de C.V.	Mexico
Global Industries Offshore Services, S. de R.L. de C.V.	Mexico
Global Industries Services, S. de R.L. de C.V.	Mexico
Global Offshore Mexico,S. de R.L. de C.V.	Mexico
Global Offshore (Malaysia) Sdn. Bhd.	Malaysia
Global Industries Offshore(Thailand), Ltd.	Thailand
Global Offshore International, L.L.C.	Louisiana
Sunset Contracting Services, Inc.	Texas
Global Industries International, L.P.	Cayman Islands
Global Industries Offshore Spain, S.L.	Spain
Global Industries Offshore Netherlands, BV	The Netherlands
Global Industries Offshore Labuan Ltd.	Labuan
Global Vesssels Mauritius, Ltd.	Mauritius
Global Construction Mauritius Services, Ltd.	Mauritius
GIL Mauritius Holdings, Ltd.	Mauritius
GLBL Holdings, LLC	Louisiana
Global Industries Australia Holdings Pty Ltd.	Australia
PT Divcon	Indonesia
Global Industries International, LLC	Louisiana
Subtec Saudi Arabia Limited	Saudi Arabia
Global Industries Offshore Hong Kong Limited	Hong Kong
GLBL Brasil Oleodutos e Servicos Ltda.	Brazil